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                                                                Exhibit 23.01


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-63871) of our report dated February 26, 1999, except for Note 3 which is as of March 19, 1999, relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                                           BDO Seidman, LLP


Washington, D.C.
March 26, 1999